EXHIBITS TO BE FILED BY EDGAR


Item 6:

      Exhibits
           B      -        Revised Form of New Services Agreement

           D-2(a) -        Mutual Assistance Agreement

           F-1    -        Opinion of Berlack, Israels & Liberman  LLP

           F-2    -        Opinion of Ryan, Russell, Ogden & Seltzer

           F-3    -        Opinion of Ballard, Spahr, Andrews & Ingersoll LLP


           H      -        GPU  actual and pro forma  capitalization  at June
                           30, 1998.

           P      -        Analysis of New Allocation Formulas